UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2006

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Palomar Airport Road

Carlsbad, CA 92011

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2006, Alphatec Holdings, Inc. (the “Company”) and Stephen T.D. Dixon, Chief Financial Officer, Vice President and Treasurer of the Company (“Mr. Dixon”), entered into a separation agreement and general release (the “Separation Agreement”) whereby Mr. Dixon resigned as CFO, Vice President and Treasurer, effective on the close of business on October 17, 2006 (the “Separation Date”). The Separation Agreement, by its terms, terminates Mr. Dixon’s employment agreement with the Company dated February 6, 2006, as amended (the “Employment Agreement”). In addition, the Separation Agreement supersedes any and all agreements and arrangements set forth in the Employment Agreement with respect to compensation and benefits payable to Mr. Dixon on termination and the Company’s obligations with respect thereto.

Pursuant to the Separation Agreement, the Company shall continue to pay Mr. Dixon’s base salary for 56 weeks after the execution of the Separation Agreement (the “Separation Period”). In addition, during the Separation Period, the Company shall provide Mr. Dixon with continued participation in the medical insurance coverage plans of the Company. Pursuant to the Separation Agreement, Mr. Dixon is entitled to a bonus of $20,000 that will be paid within 45 days of the execution of the Separation Agreement. All unvested stock options granted to Mr. Dixon by the Company shall be forfeited upon the Separation Date.

Also, pursuant to the Separation Agreement, Mr. Dixon provided the Company and its subsidiaries and affiliates with a general release, and Mr. Dixon agreed to certain restrictive covenants, including confidentiality, non-disparagement, non-competition and non-solicitation for a period of 56 weeks after the Separation Date.

The description of the material terms of the Separation Agreement above is subject to the full term and conditions of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As discussed above in Item 1.01 of this Current Report on Form 8-K, which discussion is incorporated herein by reference, the Company and Mr. Dixon entered into the Separation Agreement on October 23, 2006, which, by its terms, terminated Mr. Dixon’s Employment Agreement. In addition, the Separation Agreement supersedes any and all agreements and arrangements set forth in the Employment Agreement with respect to compensation and benefits payable to Mr. Dixon on termination and the Company’s obligations with respect thereto.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 17, 2006, the Company and Mr. Dixon mutually agreed that Mr. Dixon would resign as CFO, Vice President and Treasurer of the Company and the Company and Mr. Dixon entered into an agreement whereby Mr. Dixon resigned, effective on the close of business on October 17, 2006. Mr. Dixon’s resignation was not due to any disagreement with the Company. Item 1.01 of this Current Report on Form 8-K contains a description of the material terms of the Separation Agreement and general release between the Company and Mr. Dixon which was entered into in connection with his resignation, which description is incorporated herein by reference.

(c) The Board appointed Steven M. Yasbek, previously the Vice President, Finance and Corporate Controller, as CFO, Vice President and Treasurer of the Company, effective on October 18, 2006. Mr. Yasbek will serve as principal financial officer and principal accounting officer of the Company. Concurrently with Mr. Yasbek being named as the Company’s CFO, Vice President and Treasurer, the Company and Mr. Yasbek entered into an employment agreement (the “Yasbek Employment Agreement”) with the following principal terms: Mr. Yasbek will receive an initial annual base salary of $225,000 and he is eligible to receive an incentive bonus each fiscal year in an amount equal to 50% of his annual base salary for such year, with the payment of such bonus based on Mr. Yasbek’s achievement of quarterly and annual performance objectives established by the Board at the beginning of each fiscal year. In the event that Mr. Yasbek’s employment is terminated without cause, the Company is required to pay Mr. Yasbek his annual base salary for a period of twelve months and to pay Mr. Yasbek for any accrued but unused vacation days. In addition to the salary payments set forth above, upon any termination without cause Mr. Yasbek will be entitled to continue to participate in all medical and similar benefit programs that the Company establishes and makes available to its management employees. Pursuant to the Yasbek Employment Agreement, the Company will grant Mr. Yasbek options to purchase up to 37,910 shares of the Company’s common stock at an exercise price equal to the fair market value on the grant date. The options will vest annually in five equal tranches beginning on the first anniversary of the grant date. In addition, all of the options shall become fully vested upon a change of control. The Yasbek Employment Agreement also provides for reimbursement of reasonable expenses incurred or paid by Mr. Yasbek in connection with or related to the performance of his duties under the Yasbek Employment Agreement. The description of the material terms of the Yasbek Employment Agreement above is subject to the full term and conditions of the Yasbek Employment Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference. There is no family relationship between Mr. Yasbek and any of the executive officers or directors of the Company. In addition, Mr. Yasbek is not a party to any transaction with the Company or its subsidiaries that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

In January 2006, Mr. Yasbek, age 53, joined the Company as Vice President, Finance and Corporate Controller. From March 2004 to January 2006, Mr. Yasbek was Vice President, Corporate Controller of REMEC, Inc., a publicly held international manufacturer of RF microwave products. From June 2000 to October 2002, Mr. Yasbek was Vice President, Corporate Controller, and Chief Information Officer for Paradigm Wireless Systems, a privately held, international manufacturer of RF power amplifiers.

The Company’s press release dated October 19, 2006 announcing the resignation of Mr. Dixon and the appointment of Mr. Yasbek as described above is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Separation Agreement by and among Alphatec Holdings, Inc., Alphatec Spine, Inc. and Stephen T.D. Dixon, dated October 23, 2006.

10.2	Employment Agreement by and among Alphatec Holdings, Inc., Alphatec Spine, Inc. and Steven M. Yasbek, dated October 18, 2006.

99.1	Press Release dated October 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Dated: October 23, 2006

/s/ Ronald G. Hiscock
Ronald G. Hiscock
President and CEO

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement by and among Alphatec Holdings, Inc., Alphatec Spine, Inc. and Stephen T.D. Dixon, dated October 23, 2006.

10.2	Employment Agreement by and among Alphatec Holdings, Inc., Alphatec Spine, Inc. and Steven M. Yasbek, dated October 18, 2006.

99.1	Press Release dated October 19, 2006